                                                                    EXHIBIT 99.1



                           FORD MOTOR CREDIT COMPANY

                                AND SUBSIDIARIES

                1996 AUDIT OF CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Ford Motor Credit Company:

We have audited the consolidated balance sheets of Ford Motor Credit Company and Subsidiaries at December 31, 1996 and 1995, and the related consolidated statements of income and of earnings retained for use in the business and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ford Motor Credit Company and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.





Detroit, Michigan
January 27, 1997

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF INCOME AND OF EARNINGS
                        RETAINED FOR USE IN THE BUSINESS

                                 (in millions)

                                                                         FOR THE YEARS ENDED DECEMBER  31
                                                                -----------------------------------------------
                                                                    1996             1995               1994
                                                                -----------      -----------        -----------
Financing revenue
   Operating leases                                                 $ 8,223.6        $ 7,300.8        $ 5,596.4
   Retail                                                             5,000.7          4,522.7          4,041.9
   Wholesale                                                          1,645.8          1,875.2          1,328.6
   Diversified                                                           84.0            152.2            124.0
   Other                                                                393.5            354.9            286.9
                                                                    ---------        ---------        ---------

              Total financing revenue                                15,347.6         14,205.8         11,377.8

Insurance premiums earned                                               225.7                -                -
Investment and other income                                           1,041.4            791.4            469.8
                                                                    ---------        ---------        ---------

              Total revenue                                          16,614.7         14,997.2         11,847.6

Expenses
   Interest expense                                                   6,224.2          5,998.3          4,209.3
   Depreciation on operating leases                                   5,537.6          5,235.1          4,083.0
   Operating expenses                                                 1,467.4          1,211.0          1,158.4
   Provision for credit losses                                          993.3            480.4            293.9
   Other insurance expenses                                             207.3                -                -
                                                                    ---------        ---------        ---------

              Total expenses                                         14,429.8         12,924.8          9,744.6
                                                                    ---------        ---------        ---------

Equity in net income of affiliated companies                             55.3            255.4            232.5
                                                                    ---------        ---------        ---------

Income before income taxes                                            2,240.2          2,327.8          2,335.5

Provision for income taxes                                              731.6            682.9            789.0
                                                                    ---------        ---------        ---------

Income before minority interests                                      1,508.6          1,644.9          1,546.5

Minority interests in net income of subsidiaries                         68.0             65.5             59.3
                                                                    ---------        ---------        ---------

Net income                                                            1,440.6          1,579.4          1,487.2

Earnings retained for use in the business
   Beginning of year                                                  6,724.5          5,961.4          4,862.7
   Dividends
       Cash                                                            (949.0)          (816.3)          (388.5)
       Other                                                           (324.0)               -                -
                                                                    ---------        ---------        ---------
              End of year                                           $ 6,892.1        $ 6,724.5        $ 5,961.4
                                                                    =========        =========        =========

The accompanying notes are an integral part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 (in millions)

                                                                                           DECEMBER 31
                                                                              -------------------------------
                                    ASSETS                                          1996            1995
                                                                              ---------------  --------------
Cash and cash equivalents                                                         $  2,716.0      $   1,478.1

Investments in securities                                                            1,324.8          1,914.3

Finance receivables, net                                                            80,848.0         76,376.7

Net investment, operating leases                                                    30,645.2         25,680.2

Notes and accounts receivable from affiliated
     companies                                                                       1,133.0            672.9

Equity in net assets of affiliated companies                                            44.4          1,730.5

Other assets                                                                         4,985.0          3,405.2
                                                                                  ----------       ----------

        Total assets                                                              $121,696.4       $111,257.9
                                                                                  ==========       ==========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
   Accounts payable
     Trade, customer deposits, and
        dealer reserves                                                           $  3,362.6       $  1,785.1
     Affiliated companies                                                            2,315.2          1,898.4
                                                                                  ----------       ----------

             Total accounts payable                                                  5,677.8          3,683.5

   Debt                                                                             98,024.3         92,180.3

   Deferred income taxes                                                             4,260.4          3,109.8

   Other liabilities and deferred income                                             2,929.9          2,340.2
                                                                                  ----------       ----------

             Total liabilities                                                     110,892.4        101,313.8

Minority interests in net assets of subsidiaries                                     1,313.8            988.9

Preferred stockholder's equity in a subsidiary
     company                                                                           284.5            284.5

STOCKHOLDER'S EQUITY
   Capital stock, par value $100 a share, 250,000
        shares authorized, issued and outstanding                                       25.0             25.0
   Paid-in surplus (contributions by stockholder)                                    3,749.6          1,904.5
   Note receivable from affiliated company                                          (1,517.0)               -
   Unrealized gain on investments in
        securities available for sale, net of taxes                                     56.9             30.9
   Foreign currency translation adjustments                                             (0.9)           (14.2)
   Earnings retained for use in the business                                         6,892.1          6,724.5
                                                                                  ----------       ----------

             Total stockholder's equity                                              9,205.7          8,670.7
                                                                                  ----------       ----------

             Total liabilities and stockholder's equity                           $121,696.4       $111,257.9
                                                                                  ==========       ==========


The accompanying notes are an integral part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (in millions)

                                                                             FOR THE YEARS ENDED DECEMBER 31
                                                                     ------------------------------------------------
                                                                          1996             1995              1994
                                                                     -------------    -------------   ---------------
Cash flows from operating activities
   Net income                                                           $  1,440.6       $  1,579.4       $  1,487.2
   Adjustments to reconcile net income to
        net cash provided by operating
        activities
     Provision for credit losses                                             993.3            480.4            293.9
     Depreciation and amortization                                         5,870.4          5,294.4          4,143.1
     Gain on sales of finance receivables                                    (55.9)           (69.2)           (11.4)
     Equity in net income of affiliates                                      (55.3)          (255.4)          (232.5)
     Deferred income taxes                                                 1,105.6            560.7            386.6
     Changes in the following items
        Other assets                                                        (286.0)          (725.4)          (328.5)
        Other liabilities                                                  1,467.8            785.2            645.3
     Other                                                                  (272.1)           218.0            (20.7)
                                                                        ----------       ----------       ----------

           Net cash provided by
               operating activities                                       10,208.4          7,868.1          6,363.0
                                                                        ----------       ----------       ----------

Cash flows from investing activities
   Purchase of finance receivables
     (other than wholesale)                                              (40,019.4)       (35,761.3)       (34,415.4)
   Collection of finance receivables
     (other than wholesale)                                               33,477.7         28,293.0         28,413.2
   Net change in wholesale receivables                                    (2,127.6)        (4,035.5)        (5,338.4)
   Proceeds from sales of finance receivables
     and operating leases                                                  4,668.7          5,422.6          3,154.9
   Purchase of operating lease vehicles                                  (21,264.0)       (18,102.6)       (15,635.7)
   Liquidation of operating lease vehicles                                10,340.5          7,342.3          4,235.8
   Proceeds from sale/maturity of
     investment securities                                                 5,767.4             76.4                -
   Purchase of investment securities                                      (4,730.1)               -                -
   Other                                                                     110.4           (440.7)          (485.7)
                                                                        ----------       ----------       ----------

           Net cash used in
               investing activities                                      (13,776.4)       (17,205.8)       (20,071.3)
                                                                        ----------       ----------       ----------

Cash flows from financing activities
   Proceeds from issuance of long-term debt                               13,433.5         15,528.4         14,692.8
   Principal payments on long-term debt                                   (8,322.4)        (7,189.1)        (9,853.0)
   Change in short-term debt, net                                            816.9          2,338.7          8,291.2
   Cash dividends paid                                                      (949.0)          (816.3)          (388.5)
   Other                                                                    (169.0)           562.8            216.6
                                                                        ----------       ----------       ----------

           Net cash provided by
               financing activities                                        4,810.0         10,424.5         12,959.1

Effect of exchange rate changes on
     cash and cash equivalents                                                (4.1)             7.9              9.0
                                                                        ----------       ----------       ----------

           Net change in cash and cash equivalents                         1,237.9          1,094.7           (740.2)

Cash and cash equivalents, beginning of year                               1,478.1            383.4          1,123.6
                                                                        ----------       ----------       ----------

Cash and cash equivalents, end of year                                  $  2,716.0       $  1,478.1       $    383.4
                                                                        ==========       ==========       ==========

Supplementary cash flow information
   Interest paid  $                                                     $  5,207.7       $  5,618.2       $  4,232.3
   Taxes (received)/paid                                                    (291.9)           169.6            433.9


The accompanying notes are an integral part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Ford Motor Credit Company and its majority owned domestic and foreign subsidiaries and joint
ventures ("Ford Credit").   Affiliates that are 20-50 percent owned are
included in the consolidated financial statements on an equity basis. Ford Credit is an indirect wholly owned subsidiary of Ford Motor Company ("Ford"). Use of estimates as determined by management is required in the preparation of consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates and assumptions. Certain amounts in prior years' financial statements have been reclassified to conform with current year presentations.

Nature of Operations

Ford Credit operates in many locations around the world, the most significant of which are the United States and Europe.

Ford Credit operates in two industry segments -- financing and insurance. Financing operations primarily consist of: the purchase from franchised Ford vehicle dealers of retail installment sale contracts and retail leases; wholesale financing and capital loans to franchised Ford vehicle dealers and other franchises associated with such dealers; loans to vehicle leasing companies; and diversified financing. In addition, certain subsidiaries of Ford Credit provide these financing services in the United States, Europe, Canada, and Australia to other vehicle dealers. Insurance operations conducted through Ford Credit's wholly owned subsidiary, The American Road Insurance Company ("TARIC"), operate in the United States and Canada and consist of: extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers; physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit and its subsidiaries; and credit life and credit disability insurance for retail purchasers of vehicles and equipment. See also
Note 2 for information regarding Ford Credit's ownership changes in TARIC.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 1.  ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue from finance receivables is recognized using the interest (actuarial) method. Certain loan origination costs are deferred and amortized to financing revenue over the life of the related loans using the interest method. Rental revenue on operating leases is recognized on a straight-line basis over the term of the lease. Initial direct costs, net of acquisition fees, related to leases are deferred and amortized over the term of the lease. The accrual of interest on loans is discontinued at the time a loan is determined to be impaired. Subsequent amounts of interest collected are recognized in income only if full recovery of the remaining principal is expected. Other amounts collected are generally recognized first as a reduction of principal. Any remaining amounts are treated as a recovery.

Agreements with Ford and other affiliates provide for interest supplements and other support payments to Ford Credit on certain financing and leasing transactions. These payments are recognized as income over the period that the related finance receivables and leases are outstanding.

Insurance premiums are earned over the policy periods on bases related to amounts at risk. Premiums from extended service plan contracts are earned over the life of the policy based on historical loss experience. Physical damage insurance premiums covering vehicles and equipment financed at wholesale by Ford Credit and its finance subsidiaries are recognized as income on a monthly basis as billed; other physical damage, credit life, and credit disability premiums are earned over the life of the related policies, primarily on the sum-of-the-digits basis. Certain costs of acquiring new business are deferred and amortized over the terms of the related policies on the same basis on which premiums are earned.

Sale of Receivables and Operating Leases

Ford Credit periodically sells finance receivables through special purpose subsidiaries, retains the servicing rights, and is paid a servicing fee. Estimated gains or losses from the sale of finance receivables are recognized in the period in which the sale occurs. In determining the gain or loss on each qualifying sale of finance receivables, the investment in the sold receivable pool is allocated between the portion sold and the portion retained based on their relative fair values at the date of sale (see Note 7).





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 1.  ACCOUNTING POLICIES (continued)

Sale of Receivables and Operating Leases (continued)

Normal servicing fees are earned as collected over the remaining term of the related sold finance receivables. The excess servicing asset is amortized over the term of the sold receivables using the interest method.

Statement of Financial Accounting Standards No. 125 ("SFAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," was issued in June 1996. SFAS 125 provides accounting and reporting standards for the subject matter based on consistent application of a financial components approach that focuses on control. The standard will be adopted effective January 1, 1997 and is not expected to have any material effect on the financial statements.

Ford Credit also periodically sells vehicles subject to operating leases to special purpose subsidiaries under sale-leaseback arrangements. The leaseback arrangements are structured as operating leases. Pursuant to these transactions, the vehicles sold are removed from the balance sheet and any gain on sale is deferred and amortized over the period of the leaseback arrangement. Ford Credit continues to service the leases and is paid a servicing fee which is recognized as received. Ford Credit also retains certain residual value and credit risk which is considered in the calculation of the gain on sale.

Depreciation

Depreciation expense on operating leases is provided on a straight-line basis over the term of the lease in an amount necessary to reduce the leased vehicle to its estimated residual value at the end of the lease term. Gains or losses upon disposal and adjustments to reflect impairment of the vehicle's residual value are also included in depreciation expense.

Residual Values

The Company has significant investments in the residual values of its leasing portfolios. Residual values represent estimates of the value of the assets at the end of the contract terms and are initially recorded based on appraisals and estimates. Residual values are reviewed on a regular basis to determine that recorded amounts are appropriate.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 1.  ACCOUNTING POLICIES (continued)

Allowance for Credit Losses

An allowance for estimated credit losses is established during the period in which receivables or vehicles leased are acquired and is based on historical experience and other factors that affect collectibility. The allowance for estimated credit losses includes a provision for certain non-homogenous, impaired loans. Finance receivables and lease investments are charged to the allowance for credit losses when an account is deemed to be uncollectible, taking into consideration the financial condition of the borrower or lessee, the value of the collateral, recourse to guarantors and other factors. Collateral held for resale included in other assets is carried at its estimated fair value at the date of repossession net of estimated disposal costs. Recoveries on finance receivables and lease investments previously charged off as uncollectible are credited to the allowance for credit losses.

Insurance Liabilities

A liability for reported insurance claims and an estimate of unreported insurance claims is provided for based on past experience and is included in other liabilities and deferred income.

Derivative Financial Instruments

Ford Credit operates in many countries worldwide, and is exposed to market risks, including the effects of changes in interest rates and changes in foreign currency exchange rates. Ford Credit issues debt and other payables with various maturity and interest rate structures to ensure funding over business and economic cycles and to minimize overall borrowing costs. The maturity and interest rate structures frequently differ from the invested assets. Exposures to fluctuations in interest rates are created by the difference in maturities of liabilities versus the maturities of assets. The financial exposures are monitored and managed in accordance with Ford Credit's established policies and procedures.

Ford Credit has entered into agreements to manage exposures to fluctuations in interest rates and foreign exchange. These agreements are used to hedge interest rate exposure and to hedge debt denominated in foreign currencies. All such instruments are classified as "held for purposes other than trading"; company policy specifically prohibits the use of derivatives for speculative purposes.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 1.  ACCOUNTING POLICIES (continued)

Derivative Financial Instruments (continued)

Interest rate swap agreements are used to manage the effects of interest rate fluctuations by changing the interest rate characteristics of Ford Credit's debt to match the interest rate characteristics of related assets. The differential paid or received on interest rate swap agreements is recognized on an accrual basis as an adjustment to interest expense. Gains and losses on terminated interest rate swaps are amortized and reflected in interest expense over the remaining term of the underlying debt.

Foreign currency swap agreements are used to manage foreign exchange exposure. The differential paid or received on currency swaps is recognized on an accrual basis as an adjustment to interest expense. Gains and losses on the foreign currency swap agreements are recognized concurrently with foreign currency translation gains and losses on the underlying debt.

Foreign Currency Translation

Revenues, costs and expenses of foreign subsidiaries are translated to U.S. dollars at average-period exchange rates. Assets and liabilities of foreign subsidiaries are translated to U.S. dollars at year-end exchange rates with the effects of these translation adjustments being reported in a separate component of stockholder's equity. The change in this account results from translation adjustments recorded during the year.

Cash Equivalents

Ford Credit considers investments purchased with a maturity of three months or less to be cash equivalents.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2.  ACQUISITIONS AND DIVESTITURES

During 1996 and early 1997 the following actions were completed:

- In February 1996, Ford Credit exchanged substantially all of its common stock interest in Ford Holdings, Inc. ("FHI") for a promissory note.

-  In March 1996, TARIC was contributed to Ford Credit.

- During 1996, the majority of Ford Credit's diversified assets managed by USL Capital Corporation was sold.

- In December 1996, Ford, FSG, Inc. ("FFSGI") contributed ownership of Ford Credit Europe and Ford Credit Argentina to Ford Credit.

- In January 1997, Ford Credit sold its interest in Ford New Holland Credit Company to FiatAllis North America, Inc. ("Fiat") and New Holland (Canada) Credit Holding Ltd. ("Fiat Canada").

These actions are further discussed in the following sections.

Investment in FHI

FHI is a holding company whose principal asset at December 31,1996 is an equity investment in FFSGI. FFSGI is a holding company which owns substantially all of Ford's financial services activities.

On February 28, 1996, FHI purchased substantially all of Ford Credit's common stock interest in FHI for $2,949 million. FHI issued a promissory note to Ford Credit for the purchase amount. The excess of the value received over the book value of the FHI investment ($1,296.2 million) was credited to Ford Credit's paid-in surplus. On April 2, 1996 and December 11, 1996, Ford Credit received cash payments on the note of $1,032 million and $400 million, respectively.
The unpaid portion of the promissory note ($1,517 million at December 31, 1996) is reflected as a reduction to stockholder's equity. Ford Credit's investment in FHI at December 31, 1996 is $62.7 million. Prior to this transaction, Ford Credit owned 45% of Ford Holdings' common stock and accounted for its investment in FHI under the equity method. Ford owned the remaining common stock in FHI representing 55% of the voting power.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2.  ACQUISITIONS AND DIVESTITURES (continued)

Investment in FHI (continued)

Assuming the sale of Ford Credit's common stock interest in FHI had taken place on January 1, 1995, Ford Credit's unaudited pro forma net income would have been lower by approximately $27 million and $136 million in 1996 and 1995, respectively. The pro forma results are not necessarily indicative of future operating results or the results that might have occurred had the transaction taken place on January 1, 1995.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2.  ACQUISITIONS AND DIVESTITURES (continued)

Investment in FHI (continued)

Condensed financial information of FHI as of December 31 and the two months ended February 29, 1996 was as follows:

                                                             TWO MONTHS
                                                                ENDED
                                                          FEBRUARY 29, 1996         1995             1994
                                                          -----------------    -------------    -------------
                                                                               (in millions)
   INCOME STATEMENT
       Revenue                                              $350.4                 $ 7,047.4        $ 5,880.5
       Income before income taxes                            120.9                   1,107.1            940.5
       Net income                                            106.5                     690.0            609.3
       Preferred stock dividend
          requirements                                           -                     129.8             97.5
       Income available for common
          stockholders                                       106.5                     560.2            511.8

   BALANCE SHEET
       Assets
          Cash and investments in securities                                       $ 2,508.2        $ 5,947.0
          Finance receivables, net                                                   1,478.3         29,361.7
          Investment in Ford FSG, Inc.                                               3,390.0                -
          Accounts receivable (including affiliated
              companies) and other assets                                            7,743.0          9,064.5
                                                                                   ---------        ---------

              Total assets                                                         $15,119.5        $44,373.2
                                                                                   =========        =========

       Liabilities
          Accounts payable (including affiliated
              companies) and other liabilities                                     $ 3,756.1        $ 5,537.8
          Debt payable within one year                                               2,248.0         16,054.9
          Long-term debt                                                             4,486.8         17,765.1
                                                                                   ---------        ---------

              Total liabilities                                                     10,490.9         39,357.8

       Stockholders' equity                                                          4,628.6          5,015.4
                                                                                   ---------        ---------

              Total liabilities and stockholders'
                equity                                                             $15,119.5        $44,373.2
                                                                                   =========        =========

Ford Credit's equity in the net assets of Ford Holdings at December 31, 1995 and 1994 was $1,697 million and $1,342 million, respectively.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2.  ACQUISITIONS AND DIVESTITURES (continued)

Contribution of TARIC

TARIC was contributed to Ford Credit on March 29, 1996. The transaction was recorded by Ford Credit at TARIC's book value as a credit to paid-in surplus.

Sale of Diversified Assets

As a part of Ford's sale of USL Capital Corporation's assets during 1996, the majority of Ford Credit's diversified assets (except leveraged leases) managed by USL Capital Corporation was sold. The sale of the diversified assets did not have a material impact on Ford Credit's 1996 financial statements. Also, Ford Credit formed a partnership with Bank of America to manage a significant portion of the leveraged lease portfolio and certain leveraged leases were transferred to the partnership. Ford Credit accounts for its investment in the partnership under the equity method.

Contribution of Ford Credit Europe and Ford Credit Argentina

During the fourth quarter 1996, FFSGI contributed Ford Credit Europe (approximately 78% ownership) and Ford Credit Argentina (substantially 100% ownership) to Ford Credit. The transactions were recorded at book value. Prior years' financial statements were restated to include Ford Credit Europe only. Beginning retained earnings decreased by $36.2 million for 1994 due to this restatement. The preferred stock of Ford Credit Europe is owned by Ford. The contribution of Ford Credit Argentina was not material to Ford Credit's financial statements and was recorded as a credit to paid-in surplus.

A reconciliation of revenue and net income is as follows:

                                                                                 1995               1994
                                                                             ------------       ------------
                                                                                     (IN MILLIONS)
Revenue (as previously reported)                                                $13,110.1          $10,389.3
Ford Credit Europe revenue                                                        1,887.1            1,458.3
                                                                                ---------          ---------

          Total revenue                                                         $14,997.2          $11,847.6
                                                                                =========          =========

Net income (as previously reported)                                             $ 1,395.2          $ 1,312.7
Ford Credit Europe net income                                                       184.2              174.5
                                                                                ---------          ---------

          Total net income                                                      $ 1,579.4          $ 1,487.2
                                                                                =========          =========





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2.  ACQUISITIONS AND DIVESTITURES (continued)

Sale of Ford New Holland Credit Company

Ford Credit sold its 51% majority ownership of Ford New Holland Credit Company to Fiat and Fiat Canada on January 24, 1997. The sale was effective January 1, 1997 and is not expected to materially effect Ford Credit's financial statements.

Reconciliation of Paid-In Surplus

Certain of the transactions outlined above were recorded in paid-in surplus. A reconciliation follows:

                                                                        PAID-IN
                                                                        SURPLUS
                                                                    -------------
                                                                     (IN MILLIONS)
Balance at January 1, 1995
   (as previously stated)                                                $  917.3

Add:
   Paid-in surplus for Ford Credit Europe                                   987.2
                                                                         --------
Balance at December 31, 1995
   (as restated)                                                         $1,904.5

Add:
   Excess of the value received over
       book value of FHI common stock                                     1,296.2
   Contribution of TARIC                                                    563.8
   Other contributions (primarily
       Ford Credit Argentina)                                                35.7

Less:
   Return of capital to parent company                                      (50.6)
                                                                         --------

Balance at December 31, 1996                                             $3,749.6
                                                                         ========





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 3.  MARKETABLE AND OTHER SECURITIES

Available-for-sale securities are recorded at fair value with unrealized gains and losses excluded from income and reported, net of tax, as a separate component of stockholder's equity. At December 31, 1995, the amount reported in stockholder's equity includes Ford Credit's equity interest in Ford Holdings' investment portfolio. Held-to-maturity securities are recorded at amortized cost. Equity securities which do not have readily determinable fair values are recorded at cost. The basis of cost used in determining realized gains and losses is specific identification.

The fair value of substantially all securities was estimated based on quoted market prices for those securities. For securities for which there were no quoted market prices, the estimate of fair value was based on similar types of securities that are traded in the market.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 3.  MARKETABLE AND OTHER SECURITIES (continued)

Investments in securities at December 31, 1996 were as follows:

                                                GROSS            GROSS           ESTIMATED         MEMO:
                               AMORTIZED     UNREALIZED        UNREALIZED          FAIR            BOOK
                                 COST           GAINS            LOSSES            VALUE           VALUE
                             ------------    ----------       -------------    -------------    ------------
                                                               (in millions)
Available-for-sale
securities

Corporate debt
   securities                    $  218.5            $ 1.5           $ (1.2)        $  218.8        $  218.8
Mortgage-backed
   securities                       207.1              1.7             (2.1)           206.7           206.7
Debt securities issued
   by the U.S.
   government
   and agencies                     154.3              1.3             (0.7)           154.9           154.9
Equity securities                   104.2             89.4             (3.4)           190.2           190.2
Debt securities issued
   by foreign
   government                        26.0              0.9                -             26.9            26.9
Municipal securities                 14.4                -                -             14.4            14.4
                                 --------            -----           ------         --------        --------

       Total
          available-
          for-sale
          securities                724.5             94.8             (7.4)           811.9           811.9
                                 --------            -----           ------         --------        --------

Held-to-maturity
securities

Corporate debt
securities                           13.4                -                -             13.4            13.4
Debt securities
   issued by U.S.
   government
   and agencies                       8.6              0.3                -              8.9             8.6
                                 --------            -----           ------         --------        --------


       Total held-to-
          maturity
          securities                 22.0              0.3                -             22.3            22.0
                                 --------            -----           ------         --------        --------

       Total investments
          in securities
          with readily
          determinable
          fair values               746.5             95.1             (7.4)           834.2           833.9

Other non-marketable
          equity
          securities                490.9                -                -            490.9           490.9
                                 --------            -----           ------         --------        --------

       Total investments
       in securities             $1,237.4            $95.1           $ (7.4)        $1,325.1        $1,324.8
                                 ========            =====           ======         ========        ========





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 3. MARKETABLE AND OTHER SECURITIES (continued)

Investments in securities at December 31, 1995 were as follows:

                                               GROSS              GROSS         ESTIMATED          MEMO:
                               AMORTIZED     UNREALIZED        UNREALIZED          FAIR            BOOK
                                 COST          GAINS             LOSSES           VALUE            VALUE
                             ------------    ----------       -------------    -------------    ------------
                                                               (in millions)
Available-for-sale
securities

Debt securities issued
   by the U.S.
   government
   and agencies                  $    9.3           $  0.1           $    -         $    9.4        $    9.4

Held-to-maturity
securities

Municipal securities              1,041.6             57.6                -          1,099.2         1,041.6
Corporate debt
securities                           47.9              1.8                -             49.7            47.9
                                 --------           ------           ------         --------        --------

       Total held-to-
          maturity
          securities              1,089.5             59.4                -          1,148.9         1,089.5
                                 --------           ------           ------         --------        --------

       Total investments
          in securities
          with readily
          determinable
          fair values             1,098.8             59.5                -          1,158.3         1,098.9

Other non-marketable
          equity
          securities                815.4                -                -            815.4           815.4
                                 --------           ------           ------         --------        --------

       Total investments
          in securities          $1,914.2           $59.5            $   -          $1,973.7        $1,914.3
                                 ========           =====            =====          ========        ========





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 3. MARKETABLE AND OTHER SECURITIES (continued)

The amortized cost and fair value of investments in available-for-sale securities and held-to-maturity securities at December 31, 1996, by contractual maturity, were as follows:

                                       AVAILABLE-FOR-SALE                         HELD-TO-MATURITY
                       ---------------------------------------------  -----------------------------------------
                                         ESTIMATED      MEMO:                        ESTIMATED       MEMO:
                          AMORTIZED        FAIR         BOOK          AMORTIZED        FAIR          BOOK
                            COST           VALUE        VALUE           COST           VALUE         VALUE
                       -------------  -------------  -------------  -------------  -------------  ------------
                                                           (in millions)
Due in one
   year or less               $  4.4         $  4.4         $  4.4          $ 5.8          $ 5.8         $  5.8

Due after one
   year through
   five years                  182.7          184.3          184.3           13.9           14.0           13.9

Due after five
   years through
   ten years                   162.7          162.3          162.3            0.6            0.7           0.6

Due after ten
   years                        63.4           64.0           64.0            1.7            1.8           1.7

Mortgage-backed-
   securities                  207.1          206.7          206.7              -              -             -

Equity securities              104.2          190.2          190.2              -              -             -
                              ------         ------         ------          -----          -----         -----

   Total                      $724.5         $811.9         $811.9          $22.0          $22.3         $22.0
                              ======         ======         ======          =====          =====         =====

Proceeds from sales of available-for-sale securities were $4.5 billion and $76.4 million in 1996 and 1995, respectively. The increase in activity in 1996 was related to the contribution of TARIC to Ford Credit (see Note 2). TARIC purchases and sells securities in the normal course of business. Gross realized gains and losses for the years 1996 and 1995 were not material.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 4.  FINANCE RECEIVABLES

Net finance receivables at December 31 were as follows:

                                                                                     1996           1995
                                                                                 -----------    -----------
                                                                                       (in millions)
   Retail                                                                         $53,099.1        $47,688.7
   Wholesale                                                                       22,706.3         22,122.7
   Diversified                                                                        515.3          2,241.6
   Other                                                                            5,427.4          5,111.2
                                                                                  ---------        ---------
                Total finance receivables, net of
                  unearned income                                                  81,748.1         77,164.2
       Less:  Allowance for credit losses                                            (900.1)          (787.5)
                                                                                  ---------        ---------

                Finance receivables, net                                          $80,848.0        $76,376.7
                                                                                  =========        =========

Included in finance receivables is a total of $1.2 billion owed by three customers with the largest receivable balances. During 1996 and 1995, Ford Credit issued irrevocable standby letters of credit in the amount of $234 million and $267 million, respectively, on behalf of one of these customers. A major portion of these amounts are guaranteed by Ford.

Ford Credit periodically sells finance receivables under agreements which contain recourse provisions. Reserves for estimated losses under the recourse provisions are separately provided based principally on historical loss experience. Ford Credit continues to service the sold receivables for a fee. Ford Credit's servicing portfolio relating to these finance receivables sales amounted to $8.9 billion and $9.2 billion at December 31, 1996 and 1995, respectively.

The contractual maturities of total finance receivables net of unearned income outstanding at December 31, 1996 were as follows:

                                                   DUE IN YEAR
                                                 ENDING DECEMBER 31                  DUE
                                   ------------------------------------------        AFTER
                                         1997           1998           1999          1999         TOTAL
                                   -------------   ------------  ------------   -------------  ------------
                                                               (in millions)
   Retail                              $20,077.2      $14,845.3      $ 9,669.7     $ 8,506.8       $53,099.0
   Wholesale                            22,284.9          198.0          213.9           9.5        22,706.3
   Diversified                              62.6           51.3           34.3         367.2           515.4
   Other                                 3,680.0          113.1          106.3       1,528.0         5,427.4
                                       ---------      ---------      ---------     ---------       ---------

                 Total                 $46,104.7      $15,207.7      $10,024.2     $10,411.5       $81,748.1
                                       =========      =========      =========     =========       =========

It is Ford Credit's experience that a substantial portion of finance receivables are repaid before contractual maturity dates. The above table, therefore, is not to be regarded as a forecast of future cash collections.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 4.  FINANCE RECEIVABLES (continued)

Installments, including interest, past-due 60 days or more and the aggregate receivable balances related to such past-due installments were as follows:

                                         DECEMBER 31, 1996                 DECEMBER 31, 1995
                                      -----------------------           -----------------------
                                      INSTALLMENTS       BALANCES       INSTALLMENTS       BALANCES
                                      ------------       --------       ------------       --------
                                                              (in millions)
   Retail                                    $283.2           $806.4           $178.0           $457.6
   Wholesale                                   12.1             53.3             22.1             26.6
   Diversified                                  0.1              0.2                -              0.2
   Other                                       21.6             86.0             11.1             44.6
                                             ------           ------           ------           ------

                 Total                       $317.0           $945.9           $211.2           $529.0
                                             ======           ======           ======           ======

Included in retail and diversified receivables are investments in direct financing and leveraged leases related to the leasing of motor vehicles and various types of transportation and other equipment:

                                                                                      1996           1995
                                                                                 -----------    ------------
                                                                                       (in millions)
   Net investment in direct financing leases
       Minimum lease rentals                                                        $2,307.5        $2,079.8
       Estimated residual values                                                     2,618.4         3,540.5
          Less:   Allowance for credit losses                                          (37.6)          (35.5)
                                                                                    --------        --------
                  Net investment in direct
                    financing leases                                                $4,888.3        $5,584.8
                                                                                    ========        ========

Minimum direct financing lease rentals (including executory costs of $25.5 million) for each of the five succeeding years are as follows (in millions):
1997 - $2,509.4; 1998 - $1,449.0; 1999 - $695.2; 2000 - $258.4; 2001 - $39.3;
thereafter - $0.1.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 4.  FINANCE RECEIVABLES (continued)

                                                                                    1996            1995
                                                                                 ----------     -----------
                                                                                        (in millions)
   Investment in leveraged leases
       Rentals receivable (net of principal
              and interest on nonrecourse debt)                                  $    200.5     $   1,097.1
       Estimated residual values                                                       28.2           564.6
          Less:    Allowance for credit losses                                         (2.7)          (19.2)
                                                                                 ----------     -----------

                   Investment in leveraged leases                                $    226.0     $   1,642.5
                                                                                 ==========     ===========

Deferred income tax liabilities arising from leveraged leases were $190.5 million and $1,490.1 million at December 31, 1996 and 1995, respectively.

See Note 2 regarding the partial sale of Ford Credit's diversified assets and the formation of a partnership with Bank of America to manage a significant portion of the leveraged lease portfolio in 1996.

NOTE 5.  NET INVESTMENT, OPERATING LEASES

Operating leases at December 31 were as follows:

                                                                                    1996            1995
                                                                                 ----------     -----------
                                                                                        (in millions)
   Investment in operating leases
       Vehicles, at cost                                                         $ 36,951.2     $  31,848.7
       Lease origination costs                                                         60.1            44.9
          Less:    Accumulated depreciation                                        (6,048.6)       (5,946.0)
                   Allowance for credit losses                                       (317.5)         (267.4)
                                                                                 ----------     -----------

                   Net investment in operating leases                            $ 30,645.2     $  25,680.2
                                                                                 ==========     ===========

Future minimum rentals on operating leases are as follows (in millions):  1997
- $10,872.8; 1998 - $10,202.7; 1999 - $997.5; 2000 - $154.2.

Ford Credit periodically sells vehicles subject to operating leases to special purpose subsidiaries under sale-leaseback arrangements. The leaseback arrangements are structured as operating leases. Ford Credit continues to service the leases and is paid a service fee which is recognized as received. Ford Credit also retains certain limited residual value and credit risk which is considered in the calculation of the gain on sale. Ford Credit's servicing portfolio related to these sales amounted to $1,388.7 million and $659.5 million at December 31, 1996 and 1995, respectively.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 6.  ALLOWANCE FOR CREDIT LOSSES

Following is an analysis of the allowance for credit losses relating to finance receivables and operating leases for the past three years:

                                                                           1996          1995         1994
                                                                      ------------  ------------  -----------
                                                                                    (in millions)
   Balance, beginning of year                                             $1,054.9      $1,084.4     $1,005.1
       Additions                                                             993.3         480.4        293.9

       Deductions
          Losses                                                           1,020.7         686.6        443.6
          Recoveries                                                        (190.7)       (200.7)      (220.5)
                                                                          --------      --------     --------

                 Net losses                                                  830.0         485.9        223.1

       Other changes, principally amounts relating
              to finance receivables and
              operating leases sold                                            0.6          24.0         (8.5)
                                                                          --------      --------     --------

                 Net deductions                                              830.6         509.9        214.6
                                                                          --------      --------     --------

   Balance, end of year                                                   $1,217.6      $1,054.9     $1,084.4
                                                                          ========      ========     ========

Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," was issued in May 1993 and amended in October 1994 by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The Standards apply to loans individually evaluated and do not apply to small dollar homogeneous loans, such as retail finance receivables, which are evaluated collectively based on historical experience. The Standards require that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. The Company adopted these standards as of January 1, 1995 and the effect was not material.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 7. OTHER ASSETS

Other assets consist of:

                                                                                            DECEMBER 31
                                                                                       ---------------------
                                                                                        1996         1995
                                                                                       --------     --------
                                                                                           (in millions)
   Investment in leasing partnership                                                   $1,451.5     $      -
   Investment in used vehicles held for
       resale, at estimated fair value                                                  1,145.1      1,199.3
   Retained interest in sold receivables                                                1,124.1      1,149.2
   Deferred charges and other assets                                                      706.6        572.3
   Collateral held for resale                                                             407.6        348.8
   Property and equipment, net of
       accumulated depreciation of $103.5
       in 1996 and $95.2 in 1995                                                          150.1        135.6
                                                                                       --------     --------

              Total                                                                    $4,985.0     $3,405.2
                                                                                       ========     ========





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 8.  DEBT

Debt at December 31 was as follows:

                                                       WEIGHTED-AVERAGE(A)
                                                       INTEREST RATES                     BOOK VALUE
                                                 -------------------------      -----------------------------
                                                      1996          1995             1996             1995
                                                 -----------    ----------      ------------     ------------
                                                                                        (in millions)
   PAYABLE WITHIN ONE YEAR
     Commercial paper(B)                                                           $38,228.3        $40,089.8

     Other short-term debt(C)                                                        4,788.7          2,110.3
                                                                                   ---------        ---------

               Total short-term debt                   5.52%         5.86%          43,017.0         42,200.1

     Senior notes payable
            within one year(D) (F)                     6.49%         7.58%           9,178.0          7,335.6
                                                                                   ---------        ---------

               Total payable within
                    one year                           5.69%         6.11%          52,195.0         49,535.7
                                                                                   ---------        ---------

   PAYABLE AFTER ONE YEAR
     Secured indebtedness                             17.64 %            -               9.9                -
     Unsecured senior indebtedness
        Notes(E)                                       6.63%         6.85%          44,273.6         41,152.6

        Debentures                                     4.56%         5.60%           1,228.3          1,160.9
        Unamortized (discount)/
            premium                                                                     (7.5)             6.1
                                                                                   ---------        ---------

               Total secured and
                 unsecured senior
                 indebtedness                                                       45,504.3         42,319.6

        Unsecured long-term
            subordinated notes                          6.15%        6.23%             325.0            325.0
                                                                                   ---------        ---------

               Total payable after one year(F)                                      45,829.3         42,644.6
                                                                                   ---------        ---------

               Total debt                               6.12%        6.43%         $98,024.3        $92,180.3
                                                                                   =========        =========

   (A) Excludes the effect of interest rate swap agreements.

   (B) The average remaining maturities of commercial paper was 34 days at December 31, 1996 and 32 days at December 31, 1995.

   (C) Includes $2,477.7 million and $176.3 million with affiliated companies at December 31, 1996 and 1995, respectively.

   (D) Includes $653 million and $0 million with an affiliated company at December 31, 1996 and 1995, respectively.

   (E) Includes $3,584.4 million and $1,174.4 million with affiliated companies at December 31, 1996 and 1995, respectively.

   (F) Secured and unsecured senior notes and debentures mature at various dates through 2048. Maturities for the next five years are as follows (in millions): 1997 -$9,178.0; 1998 -$9,843.2; 1999 - $9,429.0;
       2000 - $8,539.0; 2001 - $7,694.8; thereafter - $10,330.8.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 8. DEBT (continued)

                                                                            1996             1995
                                                                        -----------       -----------
                                                                                 (in millions)
   PAYABLE AFTER ONE YEAR(A)

       Fixed interest rates                                             $  31,254.7       $  28,337.2
       Variable interest rates (generally based
          on LIBOR or other short-term rates)                              14,574.6          14,307.4
                                                                        -----------       -----------

              Total payable after one year                              $  45,829.3       $  42,644.6
                                                                        ===========       ===========

   (A)Excludes the effect of interest rate swap agreements.


Ford Credit and certain of its subsidiaries have entered into interest rate swap agreements to manage exposures to fluctuations in interest rates. The agreements decreased the overall weighted-average interest rate on total debt from 6.12% to 6.08% as of December 31, 1996 and increased the overall weighted-average interest rate on total debt from 6.43% to 6.57% as of December 31, 1995. In addition, the agreements increased the Company's overall weighted-average effective interest rates for full year 1996 from 6.42% to 6.43% and decreased full year 1995 from 6.99% to 6.87%. The agreements decreased the long-term obligations payable after one year subject to variable interest rates as of December 31, 1996 and 1995 to $13,627.5 and $12,221.4 million, respectively. The effect of these agreements is to reduce the effect of interest rate changes on profitability. Approximately 32% of Ford Credit's interest rate swaps mature in 1997 and approximately 88% mature by 2001.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 8. DEBT (continued)

Debt at December 31 included obligations payable in foreign currencies and translated to U.S. dollars as follows:

                                                                                      DECEMBER 31
                                                                             -----------------------------
                                                                                 1996             1995
                                                                             ------------     ------------
                                                                                     (in millions)
Canadian dollar                                                              $    4,518.2     $    4,099.8
German mark                                                                       3,621.6          3,662.4
Japanese yen                                                                      2,903.2          1,726.4
British pound                                                                     2,380.5          2,072.7
Australian dollar                                                                 1,710.5          1,416.8
French franc                                                                      1,175.5            757.9
Italian lira                                                                        867.0            771.7
Spanish peseta                                                                      846.9            770.5
Netherland guilder                                                                  304.9            305.3
Norwegian krone                                                                     283.9            234.3
Swedish krona                                                                       282.1            136.0
New Zealand dollar                                                                  237.4                -
Danish krone                                                                        228.2            203.0
Austrian schilling                                                                  216.8            164.5
Mexican peso                                                                        209.5            116.8
Belgian franc                                                                       183.6            201.0
Swiss franc                                                                         169.5            280.0
Portuguese escudo                                                                   163.1             95.0
Finnish markka                                                                      145.3             79.2
Irish punt                                                                          140.0            105.9
Argentina peso                                                                      126.1                -
Indonesian rupiah                                                                    63.4             32.3
Luxembourg franc                                                                     63.1             68.0
Grecian drachma                                                                      30.5              4.8
Polish zloty                                                                         18.6                -
European currency unit                                                                  -            160.2
                                                                             ------------     ------------

                                                                             $   20,889.4     $   17,464.5
                                                                             ============     ============

Certain of these obligations are denominated in currencies other than the currency of the country of the issuer. Foreign currency swap agreements are used to hedge exposure to changes in exchange rates of certain of these obligations. These obligations are translated to U.S. dollars in the financial statements at the year-end rates of exchange.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 9.  SUPPORT FACILITIES

Support facilities represent additional sources of funds, if required. At December 31, 1996, Ford Credit had approximately $19.6 billion of contractually committed facilities. In addition, $7.6 billion of Ford bank lines may be used by Ford Credit at Ford's option. The lines have various maturity dates through June 30, 2001 and may be used, at Ford Credit's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowing will be guaranteed by Ford Credit.

Additionally, at December 31, 1996, there was approximately $4.9 billion of contractually committed facilities available for Ford Credit Europe plc's use. In addition, $775 million of Ford bank lines may be used by Ford Credit Europe plc at Ford's option. The lines have various maturity dates through June 30, 2001 and may be used, at Ford Credit Europe plc's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowing will be guaranteed by Ford Credit Europe plc.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 10.  INCOME TAXES

Ford Credit and certain of its domestic subsidiaries join Ford in filing consolidated United States federal and state income tax returns. Pursuant to an arrangement with Ford, United States income tax liabilities or credits are allocated to Ford Credit in accordance with the contribution of Ford Credit and its subsidiaries to Ford's consolidated tax position.

The provision for income taxes was estimated as follows:

                                                                              1996         1995       1994
                                                                         -----------   ----------  ---------
                                                                                     (in millions)
   Currently (refundable)/payable
       U.S. federal                                                         $ (501.7)      $(45.0)    $286.4
       Foreign                                                                 138.1        196.9      114.5
       State and local                                                         (10.4)       (29.7)       1.5
                                                                            --------       ------     ------

              Total currently (refundable)/payable                            (374.0)       122.2      402.4

   Deferred tax liability/(benefit)
       U.S. federal                                                          1,050.3        490.0      327.9
       Foreign                                                                  56.2        (22.1)      34.1
       State and local                                                          (0.9)        92.8       24.6
                                                                            --------       ------     ------

              Total deferred                                                 1,105.6        560.7      386.6
                                                                            --------       ------     ------

              Total provision                                               $  731.6       $682.9     $789.0
                                                                            ========       ======     ======

A reconciliation of the provision for income taxes as a percentage of income before income taxes, excluding equity in net income of affiliated companies and minority interest in net income of a joint venture with the United States statutory tax rate for the last three years is shown below:

                                                                              1996         1995       1994
                                                                              ----         ----       ----
   U.S. statutory tax rate                                                     35.0%        35.0%     35.0%
   Effect of (in percentage points)
       State and local income taxes                                             1.5          2.0       2.0
       U.S. taxes attributable to foreign
          source income                                                         1.5         (1.9)      1.6
       Investment income not subject to tax or
          subject to tax at reduced rates                                       (.9)        (1.3)     (0.9)
       Rate adjustments on deferred taxes                                      (1.9)           -      (1.4)
       Other                                                                   (1.4)        (0.6)      1.4
                                                                               ----         ----      ----

              Effective tax rate                                               33.8%        33.2%     37.7%
                                                                               ====         ====      ====





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 10.  INCOME TAXES (continued)

Deferred income taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial reporting purposes and those amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities as of December 31 were as follows:

                                                                                  1996           1995
                                                                               ----------     ----------
                                                                                        (in millions)
   DEFERRED TAX LIABILITIES
   ------------------------

   Leasing transactions                                                        $  4,536.0     $  3,470.8
   Purchased tax benefits                                                           294.1          298.9
   Loan origination costs                                                           125.0           97.7
   Sales of receivables                                                             105.2           81.8
   Other                                                                            104.8          114.5
                                                                               ----------     ----------

       Total deferred tax liabilities                                             5,165.1        4,063.7

   DEFERRED TAX ASSETS
   -------------------

   Provision for credit losses                                                      662.6          456.7
   Employee benefit plans                                                           113.6          109.5
   Retail contract earnings method                                                   48.5           49.4
   Alternative minimum tax                                                           46.0          289.9
   Other                                                                             34.0           48.4
                                                                               ----------     ----------

       Total deferred tax assets                                                    904.7          953.9
                                                                               ----------     ----------

          Net deferred tax liabilities                                         $  4,260.4     $  3,109.8
                                                                               ==========     ==========


NOTE 11.  POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

Ford Credit and certain of its subsidiaries provide selected health care and life insurance benefits for retired employees under unfunded plans sponsored by Ford and certain of its subsidiaries. Ford Credit's U.S. and Canadian employees may become eligible for those benefits if they retire while working for Ford Credit; however, benefits and eligibility rules may be modified from time to time. The estimated cost for postretirement health care benefits is accrued on an actuarially determined basis.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 11.  POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS (continued)

Net postretirement benefit expense included the following:

                                                                                        1996          1995
                                                                                   -----------    ----------
                                                                                         (in millions)
Benefits attributed to employees' service                                               $ 8.3         $ 7.3
Interest on accumulated benefit obligation                                               14.4          13.1
Net amortization/other                                                                   (1.7)            -
                                                                                        -----         -----
   Net postretirement benefit expense                                                   $21.0         $20.4
                                                                                        =====         =====

Retiree benefit payments                                                                $ 4.7         $ 3.4

The status of these plans, reconciled with the amounts recognized in Ford Credit's balance sheet at December 31, was as follows:

                                                                                        1996          1995
                                                                                   -----------    ----------
                                                                                         (in millions)
Accumulated Postretirement Benefit Obligation
Retirees                                                                               $ 60.6        $ 57.0
Active employees eligible to retire                                                      29.5          26.7
Other active employees                                                                  120.6         137.8
                                                                                   ----------     ---------
   Total accumulated obligation                                                         210.7         221.5
Unamortized amendments                                                                    1.2           2.0
Unamortized net gain                                                                     32.1           3.9
                                                                                   -----------    ---------

   Accrued liability                                                                   $244.0        $227.4
                                                                                   ==========     =========

Assumptions:
   Discount rate at year-end                                                              7.5%         7.25%
   Present health care cost trend rate                                                    6.6%          9.5%
   Ultimate trend rate in ten years                                                       5.0%          5.5%
   Weighted-average trend rate                                                            5.7%          6.6%

Changing the assumed health care cost trend rates by one percentage point would change the aggregate service and interest cost components of net periodic postretirement benefit cost for 1996 by $4.0 million and the accumulated postretirement benefit obligation at December 31, 1996 by $34.0 million.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 12.  TRANSACTIONS WITH AFFILIATED COMPANIES

An agreement with Ford provides for payments by Ford to Ford Credit that would maintain Ford Credit's consolidated income before income taxes and net income at specified minimum levels. No payments were required under the agreement during 1996, 1995, or 1994.

Ford Credit and its subsidiaries, from time to time, purchase accounts receivable of certain divisions and subsidiaries of Ford. The amount of such receivables outstanding was $4,043.4 million at December 31, 1996 and $3,523.0 million at December 31, 1995. Agreements with Ford and other affiliates also provide for payments to Ford Credit for interest supplements and other support costs on certain financing and leasing transactions. Amounts included in the income statement for these and other transactions with Ford were as follows (in millions): 1996 - $1,432.7; 1995 - $1,279.0; 1994 - $890.1. Ford Credit and
its subsidiaries purchase from Ford and affiliates certain vehicles which were previously acquired by Ford principally from its fleet and rental car customers. The fair value of these vehicles held for resale and included in other assets at December 31 was as follows (in millions): 1996 - $789.2; 1995
- $660.7. Ford Credit also has entered into a sale/leaseback agreement with Ford for vehicles leased to employees of Ford and its subsidiaries. The net investment in these vehicles included in operating leases at December 31 was as follows (in millions): 1996 - $764.4; 1995 - $743.8.

Investments in securities include preferred stock of an affiliate ($485.9 million) which was acquired from Ford. Investments in these securities are recorded at cost. Ford has provided Ford Credit with certain guarantees related to Ford Credit's investment and return on investment in this preferred stock. Amounts related to these transactions included in investment and other income were as follows (in millions): 1996 - $28.7; 1995 - $40.7; 1994 -
$32.4.

On June 28, 1996, Ford Credit transferred Budget Rent-a-Car Corporation ("BRAC") preferred stock to FFSGI as a dividend. Also, Ford Credit recorded a $498 million reserve for a portion of the BRAC receivables and recorded a corresponding receivable from FFSGI, the guarantor of the receivables. Payment was received from FFSGI for this amount on July 11, 1996. Amounts included in investment and other income from dividends and interest were as follows (in millions): 1996 - $85.8; 1995 - $109.4; 1994 -$82.3. In January 1997, Ford
announced an agreement to sell its ownership of BRAC to Team Rental Group, Inc. Based on this agreement Ford Credit will recover approximately $344 million of the amount previously reserved which will be refunded to FFSGI.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 12.  TRANSACTIONS WITH AFFILIATED COMPANIES (continued)

On February 28, 1996, FHI issued a promissory note to Ford Credit for substantially all of Ford Credit's common stock interest in FHI. Interest income earned on the promissory note was $93.5 million in 1996.

Ford Credit and its subsidiaries receive technical and administrative advice and services from Ford and its subsidiaries, occupy office space furnished by Ford and its subsidiaries and utilize data processing facilities maintained by Ford. Payments to Ford and its subsidiaries for such advice and services are charged to operating expenses and were as follows (in millions): 1996 - $111.4; 1995 - $95.2; 1994 - $87.2.

Retirement benefits are provided under defined benefit plans for employees of Ford Credit and its subsidiaries in the United States by the Ford General Retirement Plan and for employees of the foreign subsidiaries in Europe, Australia and Canada by the respective Ford retirement plans. Employee retirement plan costs allocated to Ford Credit and its subsidiaries from Ford and charged to operating expenses were as follows (in millions): 1996 - $16.6; 1995 - $15.9; 1994 - $13.7.

See other notes for additional information regarding transactions with affiliated companies.


NOTE 13.  LITIGATION AND CLAIMS

Various legal actions, governmental proceedings and other claims are pending or may be instituted or asserted in the future against Ford Credit and its subsidiaries. Certain of the pending legal actions are, or purport to be, class actions. Some of these matters involve or may involve compensatory, punitive or antitrust or other treble damage claims in very significant amounts or other relief which, if granted, would require very significant expenditures.

Litigation is subject to many uncertainties, the outcome of individual litigated matters is not predictable with assurance and it is reasonably possible that some of the foregoing matters could be decided unfavorably to Ford Credit or the subsidiary involved. Although the amount of liability at December 31, 1996 with respect to these matters cannot be ascertained, Ford Credit believes that any resulting liability should not materially affect the consolidated financial position or results of operations of Ford Credit and its subsidiaries.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 14.  FINANCIAL INSTRUMENTS

Book and Estimated Fair Value of Financial Instruments

The estimated fair value of financial instruments held by Ford Credit and its subsidiaries at December 31, and the valuation techniques used to estimate the fair value, were as follows:

                                                   1996                                 1995
                                       -------------------------------      ------------------------------
                                                            ESTIMATED                           ESTIMATED
                                            BOOK              FAIR               BOOK             FAIR
                                            VALUE            VALUE              VALUE            VALUE
                                       ---------------   ---------------    --------------    --------------
                                                (in millions)                        (in millions)
Assets
------

Cash and cash equivalents                    $ 2,716.0         $ 2,716.0         $ 1,478.1         $ 1,478.1
Investments in securities                      1,324.8           1,325.1           1,914.3           1,973.7
Finance receivables, net                      75,611.4          74,942.6          69,884.2          69,299.4
Retained interests in sold
   receivables                                 1,124.1           1,124.1           1,149.2           1,149.2

Liabilities
-----------

Debt payable within one year                 $52,195.0         $52,195.0         $49,535.7         $49,535.7
Debt payable after one year                   45,829.3          45,563.4          42,644.6          43,860.4
Derivative Contracts:
   Foreign exchange
         instruments
      Contracts with unrealized
         gains                                    80.1              68.5              17.2             218.1
      Contracts with unrealized
         losses                                 (428.3)           (722.8)           (127.9)           (162.4)
   Interest rate instruments
      Contracts with unrealized
         gains                                   250.2             433.7              63.0             732.8
      Contracts with unrealized
         losses                                 (123.1)           (285.5)            (61.1)           (339.7)

CASH AND CASH EQUIVALENTS. The book value approximates fair value because of the short maturity of these instruments.

INVESTMENTS IN SECURITIES. The estimated fair value of investments in marketable equity and debt securities are estimated based on market prices. Book value of investments in non-marketable equity securities approximate fair value (See Note 3.).





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 14.  FINANCIAL INSTRUMENTS (continued)

FINANCE RECEIVABLES, NET. The fair value of substantially all finance receivables is estimated by discounting future cash flows using an estimated discount rate which reflects the current credit, interest rate and prepayment risks associated with similar types of instruments. For receivables with short maturities, the book values approximate fair values. Finance receivables excluded from fair market valuation include direct financing and leveraged lease investments.

RETAINED INTERESTS IN SOLD RECEIVABLES. Included in other assets is the retained interest in sold finance receivables and related amounts. These amounts are recorded at the present value of estimated future cash flows discounted at rates commensurate with this type of instrument, which approximates fair value.

DEBT PAYABLE WITHIN ONE YEAR. The book value approximates fair value because of the short maturity of these instruments.

DEBT PAYABLE AFTER ONE YEAR. The fair value is estimated based on quoted market prices or current rates for similar debt with the same remaining maturities.

Financial Instruments with Off-Balance-Sheet Risk

The following sections describe the various off-balance-sheet financial instruments that Ford Credit and its subsidiaries held as of December 31, 1996 and 1995. Also included is a brief discussion of the estimated fair value of those contracts and certain risks associated with holding those contracts through maturity.

FOREIGN EXCHANGE INSTRUMENTS. Ford Credit and certain of its subsidiaries have entered into foreign currency swap agreements to manage exposure to foreign exchange rate fluctuations. At December 31, 1996 and 1995, the total notional amount of Ford Credit's foreign exchange instruments outstanding was $10.6 billion and $8.4 billion, respectively. These exchange agreements hedge principal and interest payments on debt that are denominated in foreign currencies. The book value of the foreign currency swap agreements represents the amount payable to the counterparty since the last settlement date. The fair value of these foreign exchange agreements was estimated using current market rates.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 14.  FINANCIAL INSTRUMENTS (continued)

INTEREST RATE INSTRUMENTS. Ford Credit and certain of its subsidiaries have entered into interest rate swap agreements to manage exposure to fluctuations in interest rates. The underlying notional amount of interest rate swaps was $74.1 billion at December 31, 1996 and $61.7 billion at December 31, 1995, respecitvely.

The differential paid or received on interest rate swap agreements is recognized on an accrual basis as an adjustment to interest expense. The book value of an interest rate swap agreement represents the differential receivable or payable with a swap counterparty since the last settlement date.

The fair value of an interest rate swap is the estimated amount Ford Credit would receive or pay to terminate the agreement. The fair value is calculated using current market rates for similar instruments with the same remaining maturities. Unrealized gains and losses are netted for individual counterparties where legally permissible.

Counterparty Credit Risk

Ford Credit manages its foreign currency and interest rate counterparty credit risks by limiting exposure and by monitoring the financial condition of counterparties. The amount of exposure Ford Credit may have to a single counterparty on a worldwide basis is limited by company policy. In the unlikely event that a counterparty fails to meet the terms of a foreign currency or an interest rate instrument, risk is limited to the fair value of the instrument.

Concentrations of Credit Risk

Ford Credit controls its credit risk through credit standards, limits on exposure and by monitoring the financial condition of other parties. The majority of Ford Credit's finance receivables are geographically diversified throughout the United States. Foreign finance receivables are concentrated in Europe, Canada, and Australia.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 15. SEGMENT INFORMATION

Total revenue, income before income taxes and assets identifiable with United States, Europe, and other foreign operations were as follows:

                                                               1996             1995             1994
                                                            -----------     -----------       -----------
                                                                           (in millions)
   Total revenue
     United States operations                               $  13,175.9     $  12,056.2       $   9,624.1
     European operations                                        2,137.2         1,887.1           1,458.3
     Other foreign operations                                   1,301.6         1,053.9             765.2
                                                            -----------     -----------       -----------
               Total revenue                                $  16,614.7     $  14,997.2       $  11,847.6
                                                            ===========     ===========       ===========

   Income before income taxes
     United States operations                               $   1,677.8     $   1,634.0       $   1,689.1
     European operations                                          358.1           382.5             336.4
     Other foreign operations                                     149.0            55.9              77.5
     Equity in net income of affiliated
        companies                                                  55.3           255.4             232.5
                                                            -----------     -----------       -----------
               Total income before income taxes             $   2,240.2     $   2,327.8       $   2,335.5
                                                            ===========     ===========       ===========

   Assets at December 31
     United States operations                               $  93,726.9     $  85,698.1       $  76,310.5
     European operations                                       18,743.9        16,688.7          13,525.9
     Other foreign operations                                   9,181.2         7,140.6           5,567.5
     Equity in net assets of affiliated
        companies                                                  44.4         1,730.5           1,349.3
                                                            -----------     -----------       -----------
               Total assets                                 $ 121,696.4     $ 111,257.9       $  96,753.2
                                                            ===========     ===========       ===========





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 16. SELECTED QUARTERLY FINANCIAL DATA
(UNAUDITED)

Selected financial data by calendar quarter for the past two years were as follows:


                           TOTAL         INTEREST          DEPRECIATION ON        PROVISION FOR       NET
                           REVENUE        EXPENSE         OPERATING LEASES        CREDIT LOSSES      INCOME
                       -------------  ------------  -----------------------   ------------------  -----------
                                                           (in millions)
1996
  First Quarter           $ 3,932.5       $1,546.7            $1,377.4                $203.5         $  339.0
  Second Quarter            4,142.6        1,569.8             1,337.6                 196.9            376.0
  Third Quarter             4,183.7        1,529.3             1,403.5                 300.4            340.9
  Fourth Quarter            4,355.9        1,578.4             1,419.1                 292.5            384.7
                          ---------       --------            --------                ------         --------

       Full Year          $16,614.7       $6,224.2            $5,537.6                $993.3         $1,440.6
                          =========       ========            ========                ======         ========

1995
  First Quarter           $ 3,484.5       $1,348.1            $1,249.7                $ 84.0         $  334.0
  Second Quarter            3,707.4        1,467.3             1,293.9                  96.6            387.9
  Third Quarter             3,836.2        1,570.3             1,341.3                 140.0            402.5
  Fourth Quarter            3,969.1        1,612.6             1,350.2                 159.8            455.0
                          ---------       --------            --------                ------         --------

       Full Year          $14,997.2       $5,998.3            $5,235.1                $480.4         $1,579.4
                          =========       ========            ========                ======         ========